Exhibit 99.1

NEWS RELEASE

Contacts:	Steven J. Janusek
Executive Vice President & CFO
sjanusek@reddyice.com
800-683-4423

REDDY ICE REPORTS THIRD QUARTER

AND NINE MONTHS 2009 RESULTS

OCTOBER 22, 2009 - DALLAS, TEXAS - Reddy Ice Holdings, Inc. (NYSE:FRZ) today reported financial results for the third quarter and nine months ended September 30, 2009.

Revenues for the third quarter of 2009 were $115.4 million, compared to $125.6 million in the same quarter of 2008.  The Company’s net income was $10.0 million in the third quarter of 2009, compared to net loss of $113.0 million in the same period of 2008.  Diluted net income per share was $0.44 in the third quarter of 2009 compared to a net loss per share of $5.13 in the third quarter of 2008.  Included in the 2009 results are $0.7 million of costs related to the ongoing antitrust investigations and related litigation, net of insurance recoveries.  Included in the 2008 results were $6.1 million of costs related to the antitrust investigations and related litigation and a non-cash charge of $149.9 million related to the impairment of assets. The non-cash asset impairment charge was comprised primarily of a $149.7 million reduction in the value of the Company’s goodwill as a result of the decline in the Company’s stock price during the three months ended September 30, 2008.

Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and the effects of certain other items, was $38.9 million in the third quarter of 2009, compared to $41.7 million in the third quarter of 2008.  Available Cash for the third quarter of 2009 was $33.5 million compared to $37.7 million in the third quarter of 2008.  A discussion regarding the presentation of Adjusted EBITDA and Available Cash in this press release, including reconciliations of Adjusted EBITDA to EBITDA and net loss and the calculation of Available Cash, is set forth below in the section titled, “SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION.”

“Adverse economic conditions continued to impact sales volumes during the third quarter at rates consistent with the first half of 2009,” commented Chairman of the Board, Chief Executive Officer and President Gilbert M. Cassagne.  “The comparison to last year was also impacted by the $6 million to $7 million of hurricane related revenue in the third quarter of 2008 that did not repeat in 2009.  However, we continued to benefit from favorable commodity costs and good cost controls, especially in regards to labor.”

Revenues in the first nine months of 2009 were $257.6 million, compared to $271.4 million in the same period of 2008.  The Company’s net income was $6.3 million in the first nine months of 2009, compared to net loss of $110.6 million in the same period of 2008.

Diluted net income per share was $0.28 in the first nine months of 2009, compared to a net loss of $5.03 in the same period of 2008.  Included in the 2009 results are $4.1 million of costs related to the ongoing antitrust investigations and related litigation, net of insurance recoveries.  Included in the results for the first nine months of 2008 were a gain of $17.0 million related to the termination of the merger agreement between the Company and affiliates of GSO Capital Partners LP (“GSO”) on January 31, 2008, a gain of $1.0 million related to the settlement of a property insurance claim, $11.9 million of costs related to the antitrust investigations and related litigation, $0.9 million of costs related to the GSO transaction and the related stockholder litigation, and a non-cash charge of $149.9 million related to the impairment of assets in the third quarter of 2008, as described above.  Adjusted EBITDA was $63.9 million in the first nine months of 2009 versus $66.5 million in the same period of 2008.  Available Cash for the first nine months of 2009 was $32.2 million, compared to $52.8 million in the first nine months of 2008.

CONFERENCE CALL

The Company has scheduled a conference call for today, Thursday, October 22, 2009 at 10:00 a.m. Eastern time.  To participate, dial (800) 860-2442 ten minutes prior to the start time, referencing confirmation code 434331.  A telephonic replay will be available through October 29, 2009 and may be accessed by calling (877) 344-7529 and using the above-listed confirmation code.  A live webcast and archived replay of the conference call can also be accessed on the Company’s website at www.reddyice.com.

ABOUT REDDY ICE

Reddy Ice Holdings, Inc. is the largest manufacturer and distributor of packaged ice in the United States. With over 2,000 year-round employees, the Company sells its products primarily under the widely known Reddy Ice® brand to a variety of customers in 32 states and the District of Columbia.  The Company provides a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs and its proprietary technology, The Ice Factory®.  Reddy Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector.

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s belief as well as assumptions made by and information currently available to management.   Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

— Financial Tables Follow —

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(in thousands, except per share amounts)

Revenues	$115,446	$125,646	$257,591	$271,368
Cost of sales (excluding depreciation)	64,851	72,659	157,554	172,444
Depreciation expense related to cost of sales	5,494	5,223	15,788	15,670
Gross profit	45,101	47,764	84,249	83,254
Operating expenses	12,690	12,213	38,090	35,104
Depreciation and amortization expense	1,772	1,653	5,211	4,950
Loss on dispositions of assets	145	62	602	302
Impairment of assets	—	149,905	—	149,905
Loss (gain) on diesel hedge	144	—	(581)	—
Cost of antitrust investigations and related litigation	735	6,125	4,075	11,927
Transaction cost related to merger agreement	—	—	—	949
Gain on property insurance settlement	—	—	—	(1,036)
Income (loss) from operations	29,615	(122,194)	36,852	(118,847)
Interest expense	(6,231)	(7,879)	(20,709)	(23,709)
Interest income	18	149	124	613
Gain on termination of merger agreement	—	—	—	17,000
Income (loss) before income taxes	23,402	(129,924)	16,267	(124,943)
Income tax (expense) benefit	(13,414)	16,934	(10,008)	14,300
Net income (loss)	$9,988	$(112,990)	$6,259	$(110,643)

Basic net income (loss) per share:
Net income (loss)	$0.44	$(5.13)	$0.28	$(5.03)
Weighted average common shares outstanding	22,502	22,035	22,291	22,012

Diluted net income (loss) per share:
Net income (loss)	$0.44	$(5.13)	$0.28	$(5.03)
Weighted average common shares outstanding	22,683	22,035	22,434	22,012

Cash dividends declared per share	$—	$—	$—	$0.84

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

OTHER SUPPLEMENTAL INFORMATION

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(in thousands)

Packaged ice revenues	$112,670	$123,825	$250,928	$265,263
Other ice revenues	2,776	1,821	6,663	6,105
Total revenues	$115,446	$125,646	$257,591	$271,368

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

	September 30,	December 31,
	2009	2008
	(in thousands)

Cash and cash equivalents	$46,567	$39,684
All other current assets	54,032	45,365
Total assets	469,326	454,559

Accounts payable and accrued expenses	$33,690	$35,592
Total current and non-current debt (including revolving credit facility)	390,602	390,500
Total stockholders’ equity	10,282	872
Total liabilities and stockholders’ equity	469,326	454,559

SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

EBITDA represents the Company’s consolidated net income (loss) before income taxes, interest and depreciation and amortization.  Adjusted EBITDA represents EBITDA as further adjusted to give effect to unusual items, non-cash items, Reddy Ice Holdings, Inc. (“Reddy Holdings”) gains and expenses and other adjustments set forth below, such additional adjustments being required to calculate covenant ratios and compliance under the Company’s credit facility.  EBITDA and Adjusted EBITDA are not presentations made in accordance with generally accepted accounting principles (“GAAP”) and are not measures of financial condition or profitability. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for “net income (loss)”, the most directly comparable GAAP financial measure, as an indicator of operating performance.

By presenting Adjusted EBITDA, the Company intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future.  The Company evaluates operating performance based on several measures, including Adjusted EBITDA, as the Company believes it is an important measure of the operational strength of its business.  Furthermore, the additional adjustments included in the calculation of Adjusted EBITDA are required to calculate covenant ratios and compliance under the Company’s credit facility, including Reddy Ice Corporation’s ability to pay dividends to Reddy Holdings to fund cash interest payments on its senior discount notes and any dividends paid to its stockholders.

Adjusted EBITDA as we have presented it may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, as it excludes certain financial information when compared to “net income (loss)”.  Users of this financial information should consider the types of events and transactions which are excluded.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(in thousands, unaudited)

Net income (loss)	$9,988	$(112,990)	$6,259	$(110,643)
Depreciation expense related to costs of sales	5,494	5,223	15,788	15,670
Depreciation and amortization expense	1,772	1,653	5,211	4,950
Interest expense	6,231	7,879	20,709	23,709
Interest income	(18)	(149)	(124)	(613)
Income tax expense (benefit)	13,414	(16,934)	10,008	(14,300)
EBITDA	36,881	(115,318)	57,851	(81,227)
Other non-cash charges:
Stock-based compensation expense	707	949	1,662	2,667
Loss on disposition of assets	145	62	602	302
Decrease (increase) in fair value of diesel hedge	480	—	(290)	—
Gain on property insurance settlement	—	—	—	(1,036)
Impairment of Assets	—	149,905	—	149,905
Reddy Holdings items:
Cost of antitrust investigations and related litigation (a)	735	6,125	4,075	11,927
Transaction costs related to merger agreement (a)	—	—	—	949
Gain on termination of merger agreement (a)	—	—	—	(17,000)
Adjusted EBITDA	$38,948	$41,723	$63,900	$66,487

(a)         Represents the elimination of (i) the costs incurred in connection with the ongoing antitrust investigations and related litigation, (ii) the costs related to the GSO transaction and the related stockholder litigation and (iii) the gain recognized in connection with the termination of the merger agreement with affiliates of GSO on January 31, 2008.  The gain related to the termination of the merger agreement is excluded from Adjusted EBITDA for purposes of the Company’s credit facility as the proposed acquisition was of Reddy Holdings.  The costs related to the GSO merger agreement and the antitrust investigations and related litigation are excluded from the calculation of Adjusted EBITDA as these costs have been paid by Reddy Holdings.  Reddy Holdings is currently paying these costs with the excess cash remaining from the initial public offering of its common stock in August 2005, the funds paid to Reddy Holdings by affiliates of GSO in February 2008 in connection with the termination of the merger agreement and insurance proceeds related to the antitrust investigations and related litigation.

The Company’s credit agreement requires that pro forma effect be given to certain items, such as acquisitions and dispositions of businesses and the purchase and sale of leased assets, when calculating Adjusted EBITDA.  The following table sets forth the calculation of pro forma Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(in thousands, unaudited)

Adjusted EBITDA	$38,948	$41,723	$63,900	$66,487
Acquisition adjustments (a)	—	26	—	85
Elimination of lease expense (b)	—	15	—	37
Pro forma adjusted EBITDA	$38,948	$41,764	$63,900	$66,609

(a)         Represents the incremental Adjusted EBITDA of acquired businesses as if each acquisition had been consummated on the first day of the period presented.  All acquisitions included herein were consummated on or before September 30, 2009.

(b)         Represents the elimination of historical lease expense resulting from the purchase of certain leased real estate in the fourth quarter of 2008.

Available Cash is a defined term in the Company’s credit agreement and is a key measure in evaluating the Company’s ability to pay dividends.  Available Cash for the three and nine months ended September 30, 2009 and 2008 was as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(in thousands, unaudited)

Adjusted EBITDA	$38,948	$41,723	$63,900	$66,487
Less:
Cash paid for interest expense, net	3,096	3,769	10,748	11,859
Cash paid for income taxes	129	293	658	971
Capital expenditures, net of applied proceeds from dispositions	2,241	—	20,326	800
Principal repayments of indebtedness	—	—	—	20
Available Cash	$33,482	$37,661	$32,168	$52,837